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                                                                      EXHIBIT 11


                  GENENCOR INTERNATIONAL, INC. AND SUBSIDIARIES

         UNAUDITED STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                             THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                SEPTEMBER 30,                 SEPTEMBER 30,
                                                                -------------                 -------------
                                                             2000          1999           2000            1999
                                                             ----          ----           ----            ----
Net income                                            $      4,753    $       (293)   $     25,984    $      7,335

Less: Accrued dividends on preferred stock
                                                            (1,819)         (1,819)         (5,457)         (5,457)
                                                      ------------    ------------    ------------    ------------

Net income available to holders of common             $      2,934    $     (2,112)   $     20,527    $      1,878
 stock (a)                                            ============    ============    ============    ============


Basic:
  Weighted average shares of common stock
  outstanding (b)                                       56,873,167      50,000,000      52,703,611      50,000,000
                                                      ============    ============    ============    ============
Basic earnings per common share [(a)/(b)]             $       0.05    $      (0.04)   $       0.39    $       0.04
                                                      ============    ============    ============    ============


Diluted:
  Weighted average shares of common stock
  outstanding (c)                                       59,501,875      50,000,000      54,964,499      50,000,000
                                                      ============    ============    ============    ============
Diluted earnings per common share [(a)/(c)]           $       0.05    $      (0.04)   $       0.37    $       0.04
                                                      ============    ============    ============    ============
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